As filed with the Securities and Exchange Commission on May 11, 2001

                                                    Registration No. 333-_______
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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM S-8
                  REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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                         CURATIVE HEALTH SERVICES, INC.
             (Exact name of registrant as specified in its charter)

            Minnesota                                        41-1503914
 (State or other jurisdiction of                            (I.R.S. Employer
          incorporation)                                     Identification No.)
    150 Motor Parkway, Hauppauge, New York                   11788-5145
   (Address of principal executive offices)                 (Zip Code)

                     NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)


             John C. Prior                              Seth Truwit, Esq.
 President and Interim Chief Executive                 Dorsey & Whitney LLP
                Officer                  Copy to:        250 Park Avenue
     Curative Health Services, Inc.                  New York, New York 10177
           150 Motor Parkway                              (212) 415-9200
     Hauppauge, New York 11788-5145
 (Name, address and telephone number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

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                                                       Proposed
                                       Proposed         maximum
                        Amount to       maximum        aggregate     Amount of
 Title of securities        be      offering price  offering price  registration
   to be registered     registered   per share (1)        (1)           fee
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Common Stock, $.01     400,000           $7.76        $3,104,000      $776.00
par value               shares(2)
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(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low sales prices of the Common Stock as reported on the Nasdaq National Market System on May 9, 2001.
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(2) Consists of 400,000 shares of Common Stock issuable upon exercise of options granted or to be granted under the Non-Employee Director Stock Option Plan.

PART I.
                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


Item 1.     Plan Information.*
            ----------------

Item 2.     Registrant Information and Employee Plan Annual Information.*
            -----------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

PART II.
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      The contents of the Registrant's Registration Statement on Form S-8 (File No. 333-65753) are incorporated by reference in this Registration Statement.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hauppauge, State of New York, on May 7, 2001.


                                    CURATIVE HEALTH SERVICES, INC.


                                  By /s/ John C. Prior
                                  ---------------------------------------------
                                  John C. Prior
                                  President and Interim Chief Executive Officer


            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on May 7, 2001.

Signature                       Title
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/s/ John C. Prior               President and Interim Chief
------------------------        Executive Officer
John C. Prior                  (principal executive officer)

/s/ Thomas Axmacher             Chief Financial Officer
------------------------       (principal financial and
Thomas Axmacher                 accounting officer)

*                               Director
------------------------
Joseph Feshbach
*                               Director
------------------------
Joel Kurtzman
*                               Director
------------------------
Daniel Gregorie
*                               Director
------------------------
Daniel Berce
*                               Director
------------------------
Gerard Moufflet
*                               Director
------------------------
Larry English
*                               Director
------------------------
Paul Auerbach
*                               Director
------------------------
Timothy Maudlin

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*By   /s/ John C. Prior
    --------------------
      John C. Prior

                                  EXHIBIT INDEX

      5.1   Opinion of Dorsey & Whitney LLP.

      23.1  Consent of Ernst & Young LLP.

      23.2 Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1 to this registration statement).

      24.1  Power of Attorney.

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                                                                     EXHIBIT 5.1


                         Opinion of Dorsey & Whitney LLP

                                  May 10, 2001

Curative Health Services, Inc.
150 Motor Parkway
Hauppauge, NY 11788-5145

            Re: Registration Statement on Form S-8

Ladies and Gentlemen:

      We have acted as counsel to Curative Health Services, Inc., a Minnesota corporation (the "Company"), in connection with a Registration Statement on Form S-8 (the "Registration Statement") covering 400,000 shares of the Company's authorized and unissued shares of Common Stock, $.01 par value per share (the "Shares"), issuable pursuant to the Company's Non-Employee Director Stock Option Plan (the "Plan").

      We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of the opinions set forth below.

      In rendering our opinions, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures and the conformity to authentic originals of all documents submitted to us as copies. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties. As to questions of fact material to our opinions, we have relied upon certificates of officers of the Company and of public officials.

      Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and payment therefor in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

      Our opinions expressed above are limited to the laws of the State of Minnesota.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                Very truly yours,
                            /s/ Dorsey & Whitney LLP

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                                                                    EXHIBIT 23.1


                         Consent of Independent auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Curative Technologies, Inc. Non-Employee Director Stock Option Plan, as amended, of our report dated March 20, 2001, with respect to the consolidated financial statements and schedule of Curative Health Services, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.





Melville, New York
May 7, 2001

                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY



            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John C. Prior and Thomas Axmacher, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the issuance of an aggregate of 400,000 shares of Common Stock of Curative Health Services, Inc. pursuant to the Non-Employee Director Stock Option Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Dated:      May 7, 2001


Signature                       Title
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/s/ John C. Prior               President and Interim Chief
------------------------        Executive Officer
John C. Prior                  (principal executive officer)

/s/ Thomas Axmacher             Chief Financial Officer
------------------------       (principal financial and
Thomas Axmacher                 accounting officer)

/s/ Joseph Feshbach             Director
------------------------
Joseph Feshbach

/s/ Joel Kurtzman               Director
------------------------
Joel Kurtzman

/s/ Daniel Gregorie             Director
------------------------
Daniel Gregorie

/s/ Daniel Berce                Director
------------------------
Daniel Berce

/s/ Gerard Moufflet             Director
------------------------
Gerard Moufflet

/s/ Larry English               Director
------------------------
Larry English

/s/ Paul Auerbach               Director
------------------------
Paul Auerbach

/s/ Thomas Maudlin              Director
------------------------
Timothy Maudlin

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